                                                                     EXHIBIT 1.1
                                                                  EXECUTION COPY
                   FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
                                  SERIES 2004-1
                        FLOATING RATE ASSET BACKED NOTES

                       FORD CREDIT FLOOR PLAN CORPORATION
                            FORD CREDIT FLOORPLAN LLC
                                  (TRANSFERORS)

                                                              New York, New York
                                                                   July 22, 2004



                             UNDERWRITING AGREEMENT

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated,
  On behalf of themselves and as representatives
 (the "Representatives") of the
  several Underwriters listed on Schedule I hereto
 (the "Underwriters")
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

                  1. Introduction. Ford Credit Floorplan Corporation, a Delaware corporation ("FCF Corp"), and Ford Credit Floorplan LLC, a Delaware limited liability company ("FCF LLC"), propose to sell to the Underwriters listed on
Schedule I hereto (the "Underwriters"):

                  (a) $2,904,500,000 principal amount of Series 2004-1 Class A Floating Rate Asset Backed Notes (the "Class A Notes"); and

                  (b) $95,500,000 principal amount of Series 2004-1 Class B Floating Rate Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"),

in each case issued by Ford Credit Floorplan Master Owner Trust A (the "Issuer"). FCF Corp and FCF LLC are sometimes referred to in this Underwriting Agreement jointly as the "Transferors" and each individually as a "Transferor". The Issuer is a Delaware statutory trust formed pursuant to a trust agreement dated as of June 29, 2001 among the Transferors, The Bank of New York, a New York banking corporation as owner trustee (the "Owner Trustee"), and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), as amended by an amended and restated trust agreement dated as of August 1, 2001 by and among the Transferors, the Owner Trustee and the Delaware Trustee (the "Trust Agreement").

                  Each Note will represent an obligation of the Issuer and will be secured by assets of the Issuer (as hereinafter described). The assets of the Issuer include, among other things, a pool of dealer floorplan receivables (the "Receivables") arising from time to time in connection with the purchase and financing by various retail motor vehicle dealers of their new and used automobile and light-duty truck inventory and the Related Security and certain monies due thereunder on or after the close of business on June 30, 2004 (the "Series Cutoff Date"). The assets of the Issuer as of the Series Cutoff Date also include an interest in Other Floorplan Assets comprised of a participation interest in a pool of Receivables existing outside of the Issuer. References herein to the Receivables include the Receivables held by the Issuer both directly and indirectly through any participation interest.

                  The Receivables arising from the purchase by dealers of Ford-manufactured or -distributed vehicles ("In-Transit Receivables") will be or have been sold by Ford Motor Company, a Delaware corporation ("Ford"), to Ford Motor Credit Company, a Delaware corporation ("Ford Credit"), pursuant to an amended and restated sale and assignment agreement between Ford and Ford Credit dated as of June 1, 2001 (the "Sale and Assignment Agreement"). All Receivables have been or will be sold by Ford Credit to each Transferor pursuant to an amended and restated receivables purchase agreement between Ford Credit and the applicable Transferor dated as of December 19, 2002 (together, the "Receivables Purchase Agreements"), and in turn transferred by each Transferor to the Issuer and serviced for the Issuer by Ford Credit (in such capacity, the "Servicer") pursuant to an amended and restated transfer and servicing agreement dated as of December 19, 2002 among the applicable Transferor, the Servicer and the Issuer (together, the "Transfer and Servicing Agreements"). The Notes will be issued in an aggregate principal amount of $3,000,000,000. The Notes will be issued pursuant to an indenture, dated as of August 1, 2001 (the "Base Indenture"), between the Issuer and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2004-1 supplement to the Base Indenture, to be dated as of July 1, 2004 (the "Indenture Supplement"), between the Issuer and the Indenture Trustee. The Base Indenture and the Indenture Supplement are collectively referred to as the "Indenture." Payments in respect of the Class B Notes, to the extent specified in the Indenture, are subordinated to the rights of the holders of the Class A Notes.

                  Ford Credit has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required of the Issuer by the Transfer and Servicing Agreements, the Base Indenture and each indenture supplement for each series of Notes issued by the Issuer pursuant to an amended and restated administration agreement dated as of December 19, 2002 (the "Administration Agreement"), among Ford Credit, as administrator (in such capacity, the "Administrator"), the Indenture Trustee and the Issuer. This Underwriting Agreement, the indemnification agreement dated July 22, 2004 (the "Indemnification Agreement"), among Ford Credit and the Representatives, the Sale and Assignment Agreement, the Receivables Purchase

Agreements, the Transfer and Servicing Agreements, the Indenture, the Trust Agreement and the Administration Agreement are referred to herein, collectively, as the "Transaction Documents."

                  Capitalized terms used herein and not otherwise defined have the meanings given them in the Transaction Documents.

                  2. Representations and Warranties of the Transferors. Each Transferor represents and warrants to and agrees with the Underwriters that:

                  (a) A registration statement on Form S-3 (File No. 333-60756/333-60756-01), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended at the Effective Time, including the exhibits thereto (but excluding Form T-1) and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and such forms of prospectus and prospectus supplement, as then amended, and last filed, or mailed for filing, with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act are hereinafter referred to together as the "Prospectus". For purposes of this Underwriting Agreement, "Effective Time" means the most recent date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, is declared effective by the Commission, and "Effective Date" means the date of the Effective Time.

                  (b) On the Effective Date, the Registration Statement conformed or will conform, as applicable, in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and did not or will not as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty does not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Transferors by the Underwriters through the Representatives expressly for use in the Registration Statement relating to the Notes. On the date of this Underwriting Agreement, the Registration Statement conforms, and at the time of the last filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and, except as aforesaid, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) Other than with respect to any Derived Information (as to which the Transferor makes no representation), the documents incorporated by reference in the

Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

                  (d) FCF Corp has been duly organized and is validly existing and in good standing as a corporation under the Delaware General Corporation Law and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification and FCF LLC has been duly organized and is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                  (e) The consummation of the transactions contemplated by the Transaction Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FCF Corp or FCF LLC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which FCF Corp or FCF LLC is a debtor or guarantor, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of FCF Corp or the FCF LLC Agreement.

                  (f) This Underwriting Agreement has been duly authorized, executed and delivered by each Transferor; on the Closing Date (as hereafter defined), the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture; on the Closing Date, the Transaction Documents to which each Transferor is a party will have been duly authorized, executed and delivered by, and each constitutes the valid and binding obligation of, each Transferor enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the Notes, the Transaction Documents and this Underwriting Agreement will each conform with the description thereof in the Prospectus in all material respects.

                  (g) When the Indenture Supplement is executed by the parties thereto, the Indenture will conform in all material respects with the Trust Indenture Act and at all times thereafter the Indenture will be duly qualified under the Trust Indenture Act.

                  3. Purchase, Sale, and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferors agree to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Transferors, the aggregate principal amounts of the Notes set forth opposite the names of the Underwriters on Schedule I hereto. The Notes are to be purchased at the following purchase prices:

                           Purchase Price (as a % of the
                Class      aggregate principal amount)
                -----      -----------------------------
                Class A    99.79167%
                Class B    99.74167%

                  Against payment of the purchase price in immediately available funds drawn to the order of the Transferors, the Transferors will deliver the Notes to the Representatives, for the account of the Underwriters, at the office of Dewey Ballantine LLP on July 28, 2004 at 10:00 a.m., New York time, or at such other time not later than seven full business days thereafter as the Representatives and the Transferors determine, such time being herein referred to as the "Closing Date." The Notes to be so delivered will be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

                  4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

                  5. Covenants of the Transferors. Each Transferor covenants and agrees with the Underwriters:

                  (a) If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Act not later than the time specified therein. The Transferors will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

                  (b) To make no amendment or any supplement to the Registration Statement or to the Prospectus as amended or supplemented prior to the Closing Date, without furnishing the Representatives with a copy of the proposed form thereof and providing the Representatives with a reasonable opportunity to review the same; and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective, or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order.

                  (c) Promptly from time to time to take such action as the Representatives may reasonably request in order to qualify the Notes for offering and sale under the securities laws of such states as the Representatives may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Notes; provided that in connection therewith such Transferor will not be required to qualify as a foreign corporation in the case of FCF Corp, or as a foreign limited liability company in the case of FCF LLC, to do business, or to file a general consent to service of process in any jurisdiction; and provided, further, that the expense of maintaining any such qualification more than one year from the Closing Date with respect to such Notes shall be at the Representatives' expense.

                  (d) To furnish the Underwriters with copies of the Registration Statement (including exhibits) and copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request; and if, before a period of six months has elapsed after the Closing Date and the delivery of a prospectus will be at the time required by law in connection with sales of any such Notes, either (i) any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it becomes necessary during such same period to amend or supplement the Prospectus as amended or supplemented, to notify the Representatives and to prepare and furnish to the Representatives as the Representatives may from time to time reasonably request an amendment or a supplement to the Prospectus that corrects such statement or omission or effects such compliance; and if any Underwriter is required by law to deliver a prospectus in connection with sales of any of such Notes at any time six months or more after the Closing Date, upon the Representatives' request, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act.

                  (e) To make generally available to Noteholders as soon as practicable, but in any event no later than 18 months after the Closing Date, an earnings statement of such Transferor complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning from such Closing Date.

                  (f) To furnish to the Representatives copies of the Registration Statement (one of which will be signed and will include all exhibits), each form of preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

                  (g) So long as any of the Notes are outstanding, to furnish the Representatives copies of all reports or other communications (financial or other) furnished to Noteholders, and to deliver to the Representatives during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, (ii) such additional information concerning the business and financial condition of such Transferor or the Trust as the Representatives may from time to time reasonably request, and (iii) executed versions of the Transaction Documents, and (iv) copies of each amendment to any of the Transaction Documents.

                  (h) To pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including any fees charged by the rating agency or rating agencies that initially rate the Notes, and the reasonable expenses incurred in distributing the preliminary prospectus and the Prospectus (including any amendments and supplements thereto required within six months from the Closing Date pursuant to Section 5(d) hereof) it being understood that, except as provided in this subsection (h) and Section 9 hereof, the Underwriters will pay all their own costs and expenses, including, without limitation, the cost of printing any agreement among underwriters, transfer taxes on resale of the Notes by the Underwriters, and any advertising expenses connected with any offers that the Underwriters may make. Notwithstanding anything to the contrary contained in the foregoing, (i) the Underwriters will pay directly (A) all Blue Sky fees and expenses as well as reasonable fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and (B) the reasonable fees and expenses of McKee Nelson LLP, Underwriters' counsel and (ii) the Transferors will pay (A) the filing fee of the Commission with respect to the Notes; (B) all fees of any rating agencies rating the Notes; (C) all fees and expenses of the Indenture Trustee, and all reasonable fees and expenses of Kelley Drye & Warren LLP, counsel to the Indenture Trustee; (D) all fees and expenses of the Owner Trustee, and all reasonable fees and expenses of Emmet, Marvin & Martin, LLP, counsel to the Owner Trustee; (E) all fees and expenses of the Delaware Trustee and all reasonable fees and expenses of Richards, Layton & Finger, special Delaware counsel to the Delaware Trustee, (F) all fees and expenses of PricewaterhouseCoopers LLP relating to the letter referred to in Section 6(a) of this Underwriting Agreement; (G) all fees and expenses of accountants incurred in connection with the delivery of any accountants' or auditors' reports required pursuant to the Indenture or the Transfer and Servicing Agreements; (H) the cost of printing any term sheets, computational materials, preliminary and final prospectus relating to the Notes, and the Registration Statement; and (I) any other fees and expenses incurred in connection with the performance of its obligations under this Underwriting Agreement.

                  (i) For a period from the date of this Underwriting Agreement until the retirement of the Notes, or until such time as the Underwriters cease to maintain a secondary market in the Notes, whichever occurs first, to deliver to the Representatives by first class mail or express delivery (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Owner Trustee and the Indenture Trustee pursuant to Article III of the related Transfer and Servicing Agreement, as soon as practicable after such statements and reports are furnished to the Owner Trustee and the Indenture Trustee, (ii) copies of each certificate and statement delivered to the Owner Trustee and the Indenture Trustee pursuant to Section 5.03 of the Indenture Supplement, as soon as practicable after such certificates and statements are furnished to the Owner Trustee and the Indenture Trustee, and (iii) copies of each amendment to any Transaction Document as soon as practicable after such amendment is executed by the parties thereto.

                  (j) On or before the Closing Date, to cause Ford Credit's computer records relating to the Receivables contained in any Accounts designated to the Issuer by such Transferor to be marked to show the Issuer's absolute ownership of the Receivables, and from and after the Closing Date neither such Transferor nor the Servicer will take any action inconsistent with the Issuer's ownership of such Receivables other than as permitted by the related Transfer and Servicing Agreement.

                  (k) To the extent, if any, that the ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by such Transferor, to furnish such documents and take any such other actions.

                  6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of each Transferor herein, to the accuracy of the statements of officers of each Transferor made pursuant to the provisions hereof, to the performance by each Transferor of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the Closing Date, PricewaterhouseCoopers LLP will furnish to the Representatives a letter dated as of the Closing Date substantially in the form and substance of the draft to which the Representatives previously agreed.

                  (b) On the Closing Date, the Registration Statement will be effective and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment will have been issued and no proceedings for that purpose will have been instituted or, to the knowledge of either Transferor, be contemplated by the Commission.

                  (c) The Representatives will have received as of the Closing Date an officer's certificate signed by the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of each Transferor representing and warranting that, as of the Closing Date (except to the extent such certificate relates expressly to another date, in which case they will be true and correct as of such date or the Closing Date), the representations and warranties of such Transferor in this Underwriting Agreement will be true and correct in all material respects, that such Transferor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such Transferor, are contemplated by the Commission, and that neither the Registration Statement nor the Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no such certificate will apply to any statements or omissions made in reliance upon and in conformity with (i) information furnished by an Underwriter through the Representatives expressly for use therein or (ii) the Derived Information (as defined in Section 8 hereof).

                  (d) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there will not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Issuer or either of the Transferors, or any material adverse change in the financial position or results or operations of the Issuer or either of the Transferors, otherwise than as set forth or contemplated in the Prospectus, that in any such case makes it impracticable or inadvisable in the Representatives' reasonable judgment to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                  (e) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there will not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of Ford Credit and its subsidiaries or Ford Motor Company and its subsidiaries, in each case considered as a whole, or any material adverse change in the financial position or results or operations of Ford Credit and its subsidiaries or Ford Motor Company and its subsidiaries, in each case considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, that in any such case makes it impracticable or inadvisable in the Representatives' reasonable judgment to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                  (f) Subsequent to the execution and delivery of this Underwriting Agreement:

                           (i) (A) there shall not have occurred a declaration
                  of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representatives' reasonable judgment, substantially impairs the Underwriters' ability to settle the transaction; provided that the exercise of such judgment shall take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the Commission or with respect to a banking moratorium, the Board of Governors of the Federal Reserve System or New York State banking authority, as applicable, has unequivocally stated prior to the Closing Date that the resumption of such systems will occur within 3 business days of the scheduled Closing Date for the Notes, the ability to settle the transaction shall not be deemed to be substantially impaired and (B) the

                  United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representatives' reasonable judgment, to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented or the offering, and

                                 (ii) there shall not have occurred (A) any
                  suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on such exchange or market system,
                  (B) any suspension of trading of any securities of Ford Motor Company on any exchange or in the over-the-counter market or
                  (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which, in the Representatives view has caused a substantial deterioration in the price and/or value of the Notes, that in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of the Representatives and Ford Credit, the effect of any such event or circumstance makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                  (g) Susan J. Thomas, secretary of and counsel to, the Transferors, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives, her written opinion, dated as of the Closing Date, in form reasonably satisfactory to the Representatives in their reasonable judgment, to the effect that:

                                 (i) FCF Corp has been duly organized and is
                  validly existing and in good standing as a corporation under the Delaware General Corporation Law and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                                 (ii) FCF LLC has been duly organized and is
                  validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                                 (iii) FCF Corp has the corporate power and
                  authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware General Corporation Law. The execution and delivery of the Transaction document to which it is a party and the consummation of the transaction contemplated thereby have been duly authorized by all requisite action on the part of FCF Corp under the Delaware General Corporation Law. Each of the Transaction Documents to which FCF Corp is a party has been duly executed and delivered by FCF Corp under the Delaware General Corporation Law.

                                 (iv) FCF LLC has the limited liability company
                  power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act. The execution and delivery of the Transaction document to which it is a party and the consummation of the transaction contemplated thereby have been duly authorized by all requisite action on the part of FCF LLC under the Delaware Limited Liability Company Act. Each of the Transaction Documents to which FCF LLC is a party has been duly executed and delivered by FCF LLC under the Delaware Limited Liability Company Act.

                                 (v) The consummation of the transactions
                  contemplated by the Transaction Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FCF Corp or FCF LLC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to me under which FCF Corp or FCF LLC is a debtor or guarantor, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of FCF Corp or the FCF LLC Agreement. The Registration Statement (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel may express no opinion), at the time it became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                 (vi) The Registration Statement (other than the
                  financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel may express no opinion), at the time it became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                 (vii) The Prospectus (other than the financial
                  statements and the other accounting information contained therein or omitted therefrom and the information contained therein provided by the Underwriters, as to which such counsel may express no opinion) on the date thereof did not, and on the Closing Date does not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                 (viii) Such counsel does not know of any
                  contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus that is not filed or incorporated by reference or described as required.

                                 (ix) The Notes and the Transaction Documents
                  conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

                                 (x) To such counsel's knowledge, there exists
                  no legal or governmental proceedings pending to which either FCF Corp or FCF LLC is a party or of which any property of either FCF Corp or FCF LLC is the subject, and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                                 (xi) To such counsel's knowledge, there exists
                  no legal or governmental proceedings threatened or contemplated by governmental authorities or threatened by others (a) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents or (b) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading "Material Federal Income Tax Consequences."

                                 (xii) Immediately prior to the sale or
                  assignment of the Receivables and the Related Security by FCF Corp and FCF LLC to the Trust, FCF Corp and FCF LLC, as applicable, owned the Receivables and the Related Security free and clear of any lien, security interest or charge. The assignment of the Receivables and the Related Security, all documents and instruments relating thereto and all proceeds thereof to the Trust pursuant to the Transfer and Servicing Agreements vests in the Trust all interests that were purported to be conveyed thereby, free and clear or any lien, security interest or charge, except as specifically permitted pursuant to the Transfer and Servicing Agreements or other Transaction Documents.

                                 (xiii) No consent, approval, authorization or
                  order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Transaction Documents, except such as may be required under the Act, the Trust Indenture Act and other federal and state securities laws; filings with respect to the transfer of the Receivables to FCF Corp and FCF LLC pursuant to the Receivables Purchase Agreements and to the Trust pursuant to the Transfer and Servicing Agreements and the grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture; and such other approvals as have been obtained.

                                 (xiv) Neither the issuance or sale of the
                  Notes, nor the execution and delivery of the Notes or the Transaction Documents, nor the consummation of any of the other transactions contemplated in the Transaction Documents, by FCF Corp or FCF LLC, as the case may be, will contravene the terms of any material provision of any statute, order or regulation applicable to FCF Corp or FCF LLC, as the case may be, where such contravention could have a material adverse effect on FCF Corp of FCF LLC, as the case may be.

                  Such opinion may be made subject to the qualifications that the enforceability of the terms of the Transaction Documents and the Notes may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (h) Susan J. Thomas, Secretary of Ford Credit, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives her written opinion, dated as of the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, to the effect that:

                                 (i) Ford Credit has been duly organized and is
                  validly existing and in good standing as a corporation under the Delaware General Corporation Law and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                                 (ii) Ford Credit has the corporate power and
                  authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware General Corporation Law. The execution and delivery of the Transaction document to which it is a party and the consummation of the transaction contemplated thereby have been duly authorized by all requisite action on the part of Ford Credit under the Delaware General Corporation Law. Each of the Transaction Documents to which Ford Credit is a party has been duly executed and delivered by Ford Credit under the Delaware General Corporation Law.

                                 (iii) The consummation of the transactions
                  contemplated by the Transaction Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to Ford Credit and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford Credit and its subsidiaries considered as a whole) upon any of the property or assets of Ford Credit pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to me under which Ford Credit is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of Ford Credit.

                                 (iv) To my knowledge, there exists no legal or
                  governmental proceedings pending to which Ford Credit is a party or of which any property of Ford Credit is the subject, and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings set forth or contemplated in the Prospectus and other than such proceedings which, in my opinion, will not (i) have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of Ford Credit and its subsidiaries considered as a whole, or (ii) materially and adversely affect the performance by Ford Credit of its obligations under, or the validity and enforceability of, the Transaction Documents.

                                 (v) The statements in the Prospectus under the
                  caption "Material Legal Aspects of the Receivables", to the extent they constitute matters of the law or legal conclusions, are correct in all material respects.

                                 (vi) Immediately prior to the sale of the
                  Receivables by Ford Credit to FCF Corp and FCF LLC, Ford Credit owned the Receivables free and clear of any lien, security interest or charge. Ford Credit has duly and validly assigned each Receivable to FCF Corp or FCF LLC, as applicable.

                                 (vii) No consent, approval, authorization or
                  order of any court or governmental agency or body is required, with respect to Ford Credit, for the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under the Act, the Trust Indenture Act and other federal and state securities laws, filings with respect to the transfer of the In-Transit Receivables from Ford to Ford Credit pursuant to the Sale and Assignment Agreement, the transfer of the Receivables from Ford Credit to FCF Corp and FCF LLC pursuant to the Receivables Purchase Agreements and from FCF Corp and FCF LLC to the Trust pursuant to the Transfer and Servicing Agreements and the grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture; and such other approvals as have been obtained.

                                 (viii) Neither the issuance or sale of the
                  Notes, nor the execution and delivery of the Notes or the Transaction Documents, nor the consummation of any of the other transactions contemplated in the Transaction Documents, by Ford Credit will contravene the terms of any material provision of any statute, order or regulation applicable to Ford Credit, where such contravention could have a material adverse effect on Ford Credit and its subsidiaries considered as a whole.

                  (i) Peter J. Sherry, Jr., Assistant General Counsel of Ford, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives his written opinion, dated as of the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, to the effect that:

                                 (i) Ford has been duly organized and is validly
                  existing and in good standing as a corporation under the Delaware General Corporation Law and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                                 (ii) Ford has the corporate power and authority
                  to execute, deliver and perform all its obligations under the Sale and Assignment Agreement under the Delaware General Corporation Law. The execution and delivery of the Sale and Assignment Agreement and the consummation of the transaction contemplated thereby have been duly authorized by all requisite action on the part of Ford under the Delaware General Corporation Law. The Sale and Assignment Agreement has been duly executed and delivered by Ford under the Delaware General Corporation Law.

                                 (iii) The consummation of the transactions
                  contemplated by the Sale and Assignment Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to Ford and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford and its subsidiaries considered as a whole) upon any of the property or assets of Ford pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to me under which Ford is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of Ford.

                                 (iv) To my knowledge, there exists no legal or
                  governmental proceedings pending to which Ford is a party or of which any property of Ford is the subject, and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings set forth in Ford's periodic filings with the Securities and Exchange Commission and other than such proceedings which, in my opinion, will not (i) have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of Ford and its subsidiaries considered as a whole, or (ii) materially and adversely affect the performance by Ford of its obligations under, or the validity and enforceability of, the Sale and Assignment Agreement.

                                 (v) Immediately prior to the sale of the
                  In-Transit Receivables by Ford to Ford Credit, Ford owned the In-Transit Receivables free and clear of any lien, security interest or charge. Ford has duly and validly assigned each In-Transit Receivable to Ford Credit.

                                 (vi) No consent, approval, authorization or
                  order of any court or governmental agency or body is required, with respect to Ford, for the consummation of the transactions contemplated by the Sale and Assignment Agreement, except for filings with respect to the transfer of the In-Transit Receivables from Ford to Ford Credit; and such other approvals as have been obtained.

                                 (vii) Neither the execution and delivery of the
                  Sale and Assignment Agreement by Ford nor the consummation of the transactions contemplated thereby by Ford will contravene the terms of any material provision of any statute, order or regulation applicable to Ford, where such contravention could have a material adverse effect on Ford and its subsidiaries considered as a whole.

                  (j) Dewey Ballantine LLP (or such other counsel satisfactory to the Representatives) will have furnished their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the In-Transit Receivables by Ford to Ford Credit as a sale, the transfer of the Receivables by Ford Credit to the applicable Transferor as a sale, with respect to the characterization of the transfer of the Receivables from the Transferors to the Issuer, as well as certain related matters, to the nonconsolidation under the Bankruptcy Code of the assets and liabilities of the Transferors with the assets and liabilities of Ford Credit in the event that Ford Credit were to become the subject of a case under the Bankruptcy Code, and with respect to the security interest of the Trust in the Receivables, and such opinion will be in substantially the form previously discussed with the Representatives and Ford Credit and in any event satisfactory in form and in substance to the Representatives and to Ford Credit.

                  (k) Richards, Layton & Finger, special Delaware counsel, will have furnished an opinion, dated the Closing Date, addressing such matters as the Representatives and their counsel may reasonably request regarding various Delaware UCC matters.

                  (l) Dewey Ballantine LLP, federal tax counsel to the Transferors, will have furnished their written opinion, dated as of the Closing Date, in form and in substance satisfactory to the Representatives in their reasonable judgment, to the effect that:

                                 (i) the statements in the Registration
                  Statement and the Prospectus under the headings "Prospectus Summary -- Tax Status," "Prospectus Supplement Summary -- Tax Status," "-- ERISA Considerations," "Material Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                                 (ii) the Issuer will not be classified as an
                  association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes and the Class A and Class B Notes will be characterized as debt for United States federal income tax.

                  (m) The Representatives will have received an opinion of Dewey Ballantine LLP, addressed to the Representatives, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representatives will require and the Transferors shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (n) The Representatives will have received an opinion addressed to the Representatives, the Transferors and the Servicer of Emmet, Marvin & Martin, LLP, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and to counsel to the Underwriters, to the effect that:

                                 (i) The Owner Trustee has been duly
                  incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York.

                                 (ii) The Owner Trustee has all necessary power
                  and authority to execute and deliver the Trust Agreement and the Certificate of Trust and to execute and deliver, on behalf of the Issuer, each of the Transfer and Servicing Agreements, the Indenture and the Administration Agreement. The Owner Trustee has all necessary power and authority to execute the Notes on behalf of the Issuer.

                                 (iii) Each of the Trust Agreement and the
                  Certificate of Trust has been duly executed and delivered by the Owner Trustee and each of the Transfer and Servicing Agreements, the Indenture and the Administration Agreement has been duly executed and delivered by the Owner Trustee on behalf of the Issuer. Each of the Notes has been duly executed and delivered by the Owner Trustee on behalf of the Issuer.

                                 (iv) Neither the execution and delivery of the
                  Trust Agreement and the Certificate of Trust by the Owner Trustee nor the execution and delivery of the Transfer and Servicing Agreements, the Indenture, the Administration Agreement and the Notes, on behalf of the Issuer, conflict with or result in a breach of or constitute a default under the Owner Trustee's organizational certificate or by-laws, any federal or New York State law, rule or regulation governing its banking or trust powers or, to the best of such counsel's knowledge, without independent investigation, any judgment or order applicable to the Owner Trustee or its acts, properties or, to the best of such counsel's knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee in its respective capacities is a party or by which it is bound.

                                 (v) Neither the execution and delivery by the
                  Owner Trustee, on behalf of the Issuer, of the Transfer and Servicing Agreements, the Indenture, the Administration Agreement or the Notes nor the execution and delivery by the Owner Trustee of the Trust Agreement or the Certificate of Trust require the consent, authorization, order or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of New York or the federal laws of the United States governing the banking or trust powers of the Owner Trustee.

                                 (vi) To the best of such counsel's knowledge,
                  without independent investigation, there are no actions or proceedings pending or threatened against the Owner Trustee in any court or before any governmental authority, arbitration board or tribunal of the State of New York which involve the Trust Agreement, the Certificate of Trust, the Transfer and Servicing Agreements, the Indenture, the Administration Agreement or the Notes or would question the right, power or authority of the Owner Trustee to enter into or perform its obligations under the Trust Agreement or the Certificate of Trust or to execute and deliver, on behalf of the Issuer, the Transfer and Servicing Agreements, the Indenture, the Administration Agreement or the Notes.

                  (o) The Representatives will have received an opinion addressed to the Representatives, the Transferors and the Servicer of Richards, Layton & Finger, counsel to the Delaware Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, addressing such matters as the Representatives may request and substantially to the effect that:

                                 (i) The Delaware Trustee is duly incorporated
                  and validly existing as a banking corporation under the laws of the State of Delaware.

                                 (ii) The Delaware Trustee has the power and
                  authority to execute, deliver and perform its obligations under the Trust Agreement.

                                 (iii) The Trust Agreement has been duly
                  authorized, executed and delivered by the Delaware Trustee and constitutes a legal, valid and binding agreement of the Delaware Trustee, enforceable against the Delaware Trustee, in accordance with its terms.

                                 (iv) Neither the execution, delivery and
                  performance by the Delaware Trustee of the Trust Agreement, nor the consummation by the Delaware Trustee of any of the transactions contemplated thereby, requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States governing the banking or trust powers of the Delaware Trustee, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

                                 (v) Neither the execution, delivery and
                  performance by the Delaware Trustee of the Trust Agreement, nor the consummation by the Delaware Trustee of any of the transactions contemplated thereby, (i) conflicts with or constitutes a breach of or default under the Certificate of Trust, the Trust Agreement, the certificate of incorporation or by-laws of the Delaware Trustee or, to the best of counsel's knowledge, without independent investigation, any agreement, indenture or other instrument to which the Delaware Trustee is a party or by which it or any of its properties may be bound or (ii) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the banking or trust powers of the Delaware Trustee, or, to the best of such counsel's knowledge, without independent investigation, any court decree applicable to the Delaware Trustee.

                                 (vi) To the best of such counsel's knowledge,
                  without independent investigation, there are no actions or proceedings pending or threatened against the Delaware Trustee in any court or before any governmental authority, arbitration board or tribunal of the State of Delaware which involve the Trust Agreement or would question the right, power or authority of the Delaware Trustee to enter into or perform its obligations under the Trust Agreement.

                                 (vii) To the best of such counsel's knowledge,
                  without independent investigation, there exist no liens, security interests or charges affecting any of the property of the Issuer resulting from acts or claims against the Delaware Trustee that are unrelated to the transactions contemplated by the Trust Agreement.

                  (p) The Representatives will have received an opinion addressed to the Representatives, the Transferors and the Servicer of Richards, Layton & Finger, counsel to the Issuer, dated the Closing Date and satisfactory in form and substance to the

Representatives and counsel to the Underwriters, addressing such matters as the Representatives may request and substantially to the effect that:

                                 (i) The Issuer has been duly formed and is
                  validly existing as a statutory trust under the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq. (the "Act"), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Indenture, the Transfer and Servicing Agreements, the Administration Agreement and the Notes.

                                 (ii) The Trust Agreement is the legal, valid
                  and binding agreement of the Transferors and the Owner Trustee, enforceable against the Transferors and the Owner Trustee, in accordance with its terms.

                                 (iii) The Issuer has the power and authority
                  under the Trust Agreement and the Act to Grant the Indenture Trust Estate to the Indenture Trustee pursuant to the Indenture.

                                 (iv) Each of the Indenture, the Transfer and
                  Servicing Agreements, the Administration Agreement and the Notes has been duly authorized by the Issuer.

                                 (v) The issuance of the Transferor Interest has
                  been duly authorized by the Issuer and the Transferor Interest, when executed and delivered to and paid for by the purchasers thereof in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

                                 (vi) Neither the execution, delivery and
                  performance by the Issuer of the Indenture, the Transfer and Servicing Agreements, the Administration Agreement and the Notes, nor the consummation by the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, or governmental or regulatory authority or agency under the laws of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

                                 (vii) Neither the execution, delivery and
                  performance by the Issuer of the Indenture, the Transfer and Servicing Agreements and the Administration Agreement, including the execution and delivery of such documents by the Owner Trustee on behalf of the Issuer, nor the consummation by the Issuer or the Owner Trustee on behalf of the Issuer of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer or the Owner Trustee or, to the best of such counsel's knowledge, without independent investigation, any agreement, indenture, instrument, order, judgment or decree to which the Issuer or any of its property is subject.

                                 (viii) To the best of such counsel's knowledge,
                  without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Issuer before any court or other governmental authority of the State of Delaware which, if adversely decided, would adversely affect the Trust Assets or the ability of the Issuer to carry out the transactions contemplated by the Trust Agreement, the Indenture, the Transfer and Servicing Agreements and the Administration Agreement.

                                 (ix) Under the Act, the Issuer constitutes a
                  separate legal entity, separate and distinct from the holder of the Transferor Interest and any other entity and, insofar as the substantive law of the State of Delaware is applicable, the Issuer rather than the holder of the Transferor Interest will hold whatever title to such property as may be conveyed to it from time to time pursuant to the Trust Agreement and the Transfer and Servicing Agreements, except to the extent that such Issuer has taken action to dispose of or otherwise transfer or encumber any such property.

                                 (x) Except as otherwise provided in the Trust
                  Agreement, under Section 3805(a) of the Act, a holder of a Transferor Interest has no interest in specific statutory trust property.

                                 (xi) Under Section 3805(b) of the Act, no
                  creditor of any holder of a Transferor Interest shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.

                                 (xii) Under the Trust Agreement, the Owner
                  Trustee has the authority to execute and deliver on behalf of the Issuer the Transaction Documents to which the Issuer is a party.

                  (q) The Representatives will have received an opinion addressed to the Representatives, the Transferors and the Servicer of Kelley Drye & Warren LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and to counsel to the Underwriters, to the effect that:

                                 (i) The Indenture Trustee has been duly
                  organized and is validly existing in good standing as a corporation under the laws of the State of New York.

                                 (ii) The Indenture Trustee has the corporate
                  power and authority to enter into, and perform its obligations under, the Indenture Supplement and has duly authorized, executed and delivered the Indenture. Assuming that the Indenture is the legal, valid, binding and enforceable obligation of the other party thereto, the Indenture constitutes the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, at law or in equity.

                                 (iii) The execution and delivery of the
                  Indenture and the performance by the Indenture Trustee of its terms do not conflict with, result in a breach or violation of, or constitute a default under, any of the terms, conditions or provisions of any law, governmental rule or regulation of the United States or the State of New York governing the banking or trust powers of the Indenture Trustee or the Organization Certificate or By-laws of the Indenture Trustee or of any agreement, instrument, order, writ, judgment or decree known to such counsel to which the Indenture Trustee is a party or is subject.

                                 (iv) No approval, authorization or other action
                  by, or filing with, any United States of America or State of New York governmental authority having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with its execution and delivery of the Indenture Supplement.

                                 (v) Based solely on certificates of the
                  Indenture Trustee, the Notes have been duly authenticated and delivered by the Indenture Trustee, as Trustee under the Indenture.

                  (r) The Representatives will have received an officer's certificate dated the Closing Date of the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of each of Ford, Ford Credit, the Transferors and the Servicer in which such officers state that, to the best of their knowledge after reasonable investigation, the representations and warranties of Ford and Ford Credit contained in the Sale and Assignment Agreement, the representations and warranties of Ford Credit and the Transferors contained in the Receivables Purchase Agreement, the representations and warranties of the Transferors and the Servicer contained in the Transfer and Servicing Agreements and the representations and warranties of the Transferors contained in the Trust Agreement, as the case may be, are true and correct in all material respects, that Ford, Ford Credit, each Transferor or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                  (s) The Class A Notes will have been rated in the highest rating category for long-term debt obligations, and the Class B Notes will have been rated no lower than the "A" rating category or its equivalent for long-term debt obligations, in each case by at least one nationally recognized rating organization.

                  7. Indemnification and Contribution.

                  (a) Each Transferor will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or any portion of the 8-K Information constituting Receivables Information or Prospectus Information (as such terms are defined in Section 8 below) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Transferor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Ford Credit or either Transferor by any Underwriter through any Representative specifically for use therein or (ii) the Derived Information (as defined in Section 8); and provided, further, that such Transferor not be liable to any Underwriter or any Person controlling any Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of the Underwriters or such controlling Person results from the fact that such Underwriter sold the Notes to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Transferors have previously furnished copies thereof to such Underwriter.

                  The indemnity agreement in this subsection (a) is in addition to any liability which each Transferor may otherwise have and will extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Act.

                  (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each Transferor against any losses, claims, damages or liabilities to which such Transferor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or the 8-K Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (i) in reliance upon and in conformity with written information furnished to Ford Credit or either Transferor by any Underwriter through any Representative specifically for use therein or (ii) in the Derived Information prepared by such Underwriter, and will reimburse any legal or other expenses reasonably incurred by such Transferor in connection with investigating or defending any such action or claim.

                  The indemnity agreement in this subsection (b) is in addition to any liability which each Underwriter may otherwise have and extends, upon the same terms and conditions, to each Person, if any, who controls either Transferor within the meaning of the Act.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or subsection (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or subsection (b) above notify the indemnifying party of the commencement thereof, and in the event that such indemnified party does not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party will have no further liability under such subsection to such indemnified party unless the indemnifying party receives other notice addressed and delivered in the manner provided in Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transferors on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transferors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Transferors on the one hand and the Underwriters on the other will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Notes. The relative fault is determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to any Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold such Notes to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then supplemented or amended (excluding documents incorporated by reference), whichever is more recent, if the Transferors have previously furnished copies thereof to such Underwriter. The Transferors and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) are deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount pursuant to this Underwriting Agreement and the Indemnification Agreement (collectively) in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several and not joint in proportion to their respective underwriting obligations with respect to the Notes as set forth in Schedule I hereto.

                  8. 8-K Information and Derived Information.

                  (a) Each Underwriter may prepare and provide to prospective investors "Computational Materials," "ABS Term Sheets" and "Collateral Term Sheets" (collectively, the "8-K Information") in connection with its offering of the Notes, as described in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters"); subject to the following conditions: (i) such Underwriter must comply with the requirements of the No-Action Letters; (ii) for purposes hereof, "Computational Materials" has the meaning given such term in the No-Action Letters, but with respect to any Underwriter shall include only those Computational Materials that have been prepared by such Underwriter for prospective investors and for purposes hereof and "ABS Term Sheets" and "Collateral Term Sheets" have the meanings given such terms in the PSA Letter but with respect to any Underwriter include only those ABS Term Sheets or Collateral Term Sheets that have been prepared by such Underwriter for prospective investors; (iii) each Underwriter must provide to the Transferors any 8-K Information that is provided to investors no later than the second Business Day preceding the date such 8-K Information is required to be filed pursuant to the applicable No-Action Letters and each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed; and (iv) in the event that the Transferors or any Underwriter discovers an error in the 8-K Information, the Underwriter that prepared such material must prepare corrected 8-K Information and deliver it to the Transferors for filing.

                  (b) The Transferors will cause to be filed with the Commission one or more current reports on Form 8-K with respect to the 8-K Information.

                  (c) Each Underwriter will cause PricewaterhouseCoopers LLP to furnish the Transferors a letter dated no later than the Closing Date, in form and substance satisfactory to the Transferors, with respect to any 8-K Information prepared by such Underwriter.

                  (d) Each Underwriter represents and warrants to, and covenants with, each Transferor that the Derived Information prepared by such Underwriter for prospective investors, when read in conjunction with the Prospectus, is not misleading and not inaccurate in any material respect.

For purposes of this Underwriting Agreement, the term "Derived Information" means such portion, if any, of the 8-K Information that is not Receivables Information or Prospectus Information; provided, however, that 8-K Information that is not Receivables Information or Prospectus Information will not constitute Derived Information to the extent such information is inaccurate or misleading in any material respect directly as a result of its being based on Receivables Information or Prospectus Information that is inaccurate or misleading in any material respect. "Receivables Information" means any information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriters by the Transferors or Ford Credit regarding the Receivables and "Prospectus Information" means the information contained in (but not incorporated by reference in) any preliminary prospectus; provided, however, that if any information that would otherwise constitute Receivables Information or Prospectus Information is presented in the 8-K Information in a way that is either inaccurate or misleading in any material respect when read in conjunction with the Prospectus and would not be inaccurate or misleading in any material respect but for the manner in which such information is presented, such information will not be Receivables Information or Prospectus Information.

                  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each Transferor (including, without limitation, Section 5(k)) or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter or such Transferor or any of their respective representatives, officers or directors of any controlling Person, and will survive delivery of and payment for the Notes.

                  10. Failure to Purchase the Notes. If the purchase of the Notes is not consummated by the Underwriters because the condition set forth in
Section 6(f) has occurred, then the Transferors will not have any liability to the Underwriters with respect to the Notes except as provided in Section 5(h) and Section 7 hereof; but if for any other reason any Notes are not delivered to the Underwriters as provided herein, the Transferors will be liable to reimburse the Underwriters, through the Representatives, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Notes, but the Transferors will then have no further liability to any Underwriter with respect to the Notes except as provided in Section 5(h) and Section 7 hereof. If any Underwriter or Underwriters default on their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representatives may make arrangements satisfactory to the Transferors for the purchase of such Notes by other Persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters will be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Transferors for the purchase of such Notes by other Persons are not made within 36 hours after such default, this Underwriting Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Transferors, except as provided in Section 5(h) and Section 7 thereof. As used in this Underwriting Agreement, the term "Underwriter" includes any Person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

                  11. Notices. All communications hereunder will be in writing and will be mailed, delivered or sent by facsimile transmission or other electronic means. Communications to the Representatives or the Underwriters will be given to the Representatives at (i) Citigroup Global Markets Inc., 390 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Jeff Cady, facsimile number (212) 723-8591, (ii) Merrill Lynch, Pierce Fenner & Smith Incorporated, 4 World Financial Center, 10th Floor, New York, New York 10080,
Attention: General Counsel, facsimile number (212) 449-5559 and (iii) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New

York 10036, Attention: Sandra Brigode, facsimile number (212) 507-5028 with a copy to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 19936, Attention: Michelle Wilke. Communications to either Transferor will be given to such Transferor c/o Ford Credit SPE Management Office, c/o Ford Motor Company, World Headquarters ---- Suite 322-E1, One American Road, Dearborn, Michigan, 48126 Attention: Corporate Secretary, facsimile number (313) 248-7613.

                  12. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Transferors and their respective successors and the officers and directors and controlling Persons referred to in
Section 7, and no other Person will have any right or obligations hereunder.

                  13. GOVERNING LAW. THIS UNDERWRITING AGREEMENT IS TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT OTHERWISE GIVING REGARD TO ITS CONFLICT OF LAWS PRINCIPLES).

                  14. Counterparts. This Underwriting Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof will constitute a binding agreement.


                                          Very truly yours,

                                          FORD CREDIT FLOORPLAN
                                          CORPORATION


                                          By:   /s/ Susan J. Thomas
                                                --------------------------------
                                                Name:  Susan J. Thomas
                                                Title: Secretary

                                          FORD CREDIT FLOORPLAN LLC


                                          By:   /s/ Susan J. Thomas
                                                --------------------------------
                                                Name:  Susan J. Thomas
                                                Title: Secretary

Accepted in New York, New York,
as of the date hereof:


CITIGROUP GLOBAL MARKETS INC.



By:   /s/ Jeff Cady
      -------------------------------------
      Name:  Jeff Cady
      Title: Vice President



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



By:   /s/ William Hackett
      -------------------------------------
      Name:  William Hackett
      Title: Authorized Signatory




MORGAN STANLEY & CO. INCORPORATED



By:   /s/ Laya Khadjavi
     ---------------------------------------
      Name:  Laya Khadjavi
      Title: Managing Director


Acting on behalf of themselves and as the Representatives of the Several Underwriters

                                   SCHEDULE I


                                                         Initial Principal      Initial Principal Amount
                                                              Amount of                     of
Underwriter                                                Class A Notes               Class B Notes
-----------                                              -----------------      ------------------------
Citigroup Global Markets Inc. .........................     $677,717,000              $31,833,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.....     $677,717,000              $31,833,000
Morgan Stanley & Co. Incorporated......................     $677,716,000              $31,834,000
HSBC Securities (USA), Inc. ...........................     $290,450,000              $0
Lehman Brothers Inc. ..................................     $290,450,000              $0
UBS Securities LLC.....................................     $290,450,000              $0











                                      I-1